Exhibit 23

Consent of Independent Registered Public Accounting Firm

 We hereby consent to the incorporation by reference in the Registration
 Statement on Form F-3 (No. 333-163665) of Petróleo Brasileiro S.A. -
 Petrobras, of our report dated February 04, 2013 relating to the financial statements of Petrobras and the effectiveness of internal control over financial reporting, which is included in Petrobras` Form 6-K dated
 February 05, 2013.

      /s/ PricewaterhouseCoopers

     PricewaterhouseCoopers
      Auditores Independentes

Rio de Janeiro - Brazil
 February 5, 2013